Exhibit 23.2

Ernst & Young LLP 2200, 215 2nd St SW Calgary, AB T2P 1M4	Tel: +1 403 206 5000 Fax: +1 403 290 4265 ey.com/ca

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 11, 2022 in Amendment No. 4 to the Registration Statement (Form F-4 No. 333-263714) of Enerflex Ltd and related Proxy Statement of Exterran Corporation and Prospectus of Enerflex Ltd. for the registration of Enerflex Ltd common shares to be issued in exchange for Exterran Corporation common stock.

/s/ Ernst & Young LLP

Calgary, Canada

August 26, 2022